UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

As previously disclosed, on April 12, 2011, Eagle Rock Energy Partners, L.P. (the “Partnership”) entered into a Membership Interest Contribution Agreement (the “Contribution Agreement”) with CC Energy II L.L.C. (“CC Energy II”), Crow Creek Energy II L.L.C. (“Crow Creek Energy II”) and Crow Creek Operating Company II L.L.C. (collectively with CC Energy II and Crow Creek Energy II, “Crow Creek”), Natural Gas Partners VIII, L.P. (“NGP VIII”) and the other contributors party thereto (collectively with NGP VIII, the “Contributors”) to acquire all of the outstanding membership interests of CC Energy II, thereby acquiring control of Crow Creek (the “Acquisition”).  The Partnership completed the Acquisition on May 3, 2011.

In addition, CC Energy II was a portfolio company of NGP VIII, which is part of the family of Natural Gas Partners (“NGP”) funds.  Including the common units acquired by NGP VIII as consideration for the Acquisition, NGP controls a significant equity position in the Partnership through various fund and portfolio investment entities, making it the Partnership’s largest beneficial owner.  Pursuant to the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), certain of NGP’s affiliates are entitled to appoint three directors to the board of directors of the Partnership’s general partner’s general partner.  For further detail about the Partnership’s relationship with NGP, please see the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 and its definitive proxy statement for its 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2011.

Registration Rights Agreement

As contemplated by the Contribution Agreement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with NGP VIII in connection with the closing of the Acquisition on May 3, 2011.  The Registration Rights Agreement grants NGP VIII and certain of its affiliates registration rights with respect to the common units acquired pursuant to the Contribution Agreement and their outstanding warrants to purchase common units that were previously acquired by NGP VIII and certain of its affiliates in connection with our previously completed recapitalization transaction.  In addition, if the registration rights under the Partnership Agreement of NGP VIII and certain of its affiliates are amended, the rights granted under the Registration Rights Agreement will cover all common units held by NGP VIII and certain of its affiliates.

Pursuant to the Registration Rights Agreement, NGP VIII and certain of its affiliates have the ability to demand that the Partnership register the resale of their common units acquired pursuant to the Contribution Agreement and their existing warrants to purchase common units.  This registration may be an underwritten offering at the discretion of NGP VIII and certain of its affiliates.  NGP VIII and certain of its affiliates may demand up to four such registrations, subject to an increase to up to seven if the registration rights of NGP VIII and certain of its affiliates under the Partnership Agreement are amended.

Additionally, the Registration Rights Agreement provides that NGP VIII and certain of its affiliates have piggyback registration rights in certain circumstances, which would require inclusion of their common units and warrants on registration statements the Partnership files, subject to certain customary exceptions.  There are no limits on the number of times NGP VIII and certain of its affiliates can exercise these piggyback registration rights.

The foregoing summary of the Registration Rights Agreement is not a complete description of the terms of the Registration Rights Agreement and is qualified by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Voting Agreement

Also as contemplated by the Contribution Agreement, the Partnership entered into a Voting Agreement (the “Voting Agreement”) with NGP VIII in connection with the closing of the Acquisition on May 3, 2011.  Pursuant to the Voting Agreement, NGP VIII agreed to vote its common units acquired in the Acquisition in equal proportion to the manner in which all of the Partnership’s other common units are voted on a matter, subject to certain exceptions.  These exceptions include items that under the Partnership Agreement require a 100% or a 90% unitholder vote and items on which the NGP Parties (as defined in the Partnership Agreement) are prohibited from voting, including the election of the Partnership’s Elected Directors (as defined in the Partnership Agreement).  As a result of the Voting Agreement, the NGP Parties will not control or direct the voting of the common units acquired by NGP VIII as consideration for the Acquisition and therefore will not possess the ability to influence unitholder votes with respect to their increased ownership on account of the newly-issued units.

The Voting Agreement terminates when the NGP Parties collectively own less than 25% of the Partnership’s outstanding common units.  In addition, the Voting Agreement also terminates if the definition of “Outstanding” in the Partnership Agreement is amended in a manner adverse to the NGP Parties.

The foregoing summary of the Voting Agreement is not a complete description of the terms of the Voting Agreement and is qualified by reference to the full text of the Voting Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

As discussed above, the Partnership completed the Acquisition of Crow Creek on May 3, 2011.  Crow Creek owns oil and natural gas reserves in multiple basins across Oklahoma, Texas and Arkansas.  The consideration for the acquisition consisted of: (i) approximately $15 million in cash, (ii) 28,753,174 common units at a negotiated price of $10.50 per unit and (iii) the Partnership’s assumption of approximately $213 million of indebtedness.  The Partnership funded the cash portion of the consideration and repaid the assumed indebtedness using borrowings under its revolving credit facility (the “Credit Facility”).

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information concerning the Partnership’s assumption of indebtedness as consideration for the Acquisition and its repayment of that indebtedness set forth under Item 2.01 above is incorporated by reference herein.  In addition, the lenders under the Partnership’s Credit Facility approved an increase to the borrowing base thereunder by $245 million, increasing the total borrowing base from $160 million to $405 million, effective upon closing of the Acquisition.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information concerning the issuance of common units to the Contributors set forth under Item 2.01 above is incorporated by reference herein.  The issuance of the common units to the Contributors is being made in reliance on an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereof.  The Contributors waived their rights to the Partnership’s distribution on its common units for the quarter ended March 31, 2011.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Acquisition, certain amendments to the company performance goals under the Partnership’s 2011 Short Term Incentive Bonus Plan (the “2011 Bonus Plan”) became effective.  The amendments to the company performance goals under the 2011 Bonus Plan are intended to reflect the changes to the Partnership as a result of the completion of the Acquisition.

A copy of the amendments to the performance goals under the 2011 Bonus Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.  The 2011 Bonus Plan was attached as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on February 14, 2011.

Item 7.01                                            Regulation FD Disclosure.

On May 3, 2011, the Partnership issued a press release announcing the closing of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this Item 7.01 and the attached exhibit that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances.  Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership’s control.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.  For a detailed list of the Partnership’s risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, and marketing of natural gas and natural gas liquids, please consult the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as any other public filings and press releases.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Since it is impracticable to provide the required financial statements for the assets acquired in the Acquisition described in Item 2.01 at the time of this filing, the Partnership hereby confirms that it intends to file the required financial statements on or before July 17, 2011 by amendment to this Current Report on Form 8-K.

(d) Exhibits.

10.1	Registration Rights Agreement dated May 3, 2011 by and between Eagle Rock Energy Partners, L.P. and Natural Gas Partners VIII, L.P.

10.2	Voting Agreement dated May 3, 2011 by and between Eagle Rock Energy Partners, L.P. and Natural Gas Partners VIII, L.P.

10.3*	Amendments to certain company performance goals under the Eagle Rock Energy G&P, LLC 2011 Short Term Incentive Bonus Plan.

99.1	Press release of Eagle Rock Energy Partners, L.P. dated May 3, 2011.

*                                          Certain confidential portions of this exhibit were omitted.  This exhibit, with the omitted information, has been filed separately with the U.S. Securities and Exchange Commission pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: May 3, 2011	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Registration Rights Agreement dated May 3, 2011 by and between Eagle Rock Energy Partners, L.P. and Natural Gas Partners VIII, L.P.

10.2	Voting Agreement dated May 3, 2011 by and between Eagle Rock Energy Partners, L.P. and Natural Gas Partners VIII, L.P.

10.3*	Amendments to certain company performance goals under the Eagle Rock Energy G&P, LLC 2011 Short Term Incentive Bonus Plan.

99.1	Press release of Eagle Rock Energy Partners, L.P. dated May 3, 2011.

*                                          Certain confidential portions of this exhibit were omitted.  This exhibit, with the omitted information, has been filed separately with the U.S. Securities and Exchange Commission pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.